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TABLE OF CONTENTS

Exhibit 99.2

CWCapital LLC
(A Wholly Owned Subsidiary of
CW Financial Services LLC)

Financial Statements as of December 31, 2010
(Successor) and August 31, 2010 (Predecessor) and
for the period September 1, 2010 through
December 31, 2010 (Successor) and December 1,
2009 through August 31, 2010 (Predecessor), and
Independent Auditors' Report

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS' REPORT	1
Balance Sheets—For the Successor period as of December 31, 2010 and the Predecessor period as of August 31, 2010	2
Statement of Net Income—For the Successor period September 1, 2010 through December 31, 2010 and Statement of Net Loss for the Predecessor period December 1, 2009 through August 31, 2010	3
Statements of Member's Equity—For the Predecessor period ended August 31, 2010 and for the Successor period ended December 31, 2010	4
Statements of Cash Flows—For the Successor period September 1, 2010 through December 31, 2010 and the Predecessor period December 1, 2009 through August 31, 2010	5
Notes to Financial Statements	6-34

KPMG LLP 1676 International Drive McLean, VA 22102

Independent Auditors' Report

To the Member
of CWCapital LLC:

        We have audited the accompanying balance sheets of CWCapital LLC (a wholly owned subsidiary of CW Financial Services LLC) (the "Company") as of December 31, 2010 and August 31, 2010, and the related statements of net income/loss, member's equity, and cash flows for the four month period ended December 31, 2010 and the nine month period ended August 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and August 31, 2010, and the results of its operations and its cash flows for the four month period ended December 31, 2010 and the nine month periods ended August 31, 2010 in conformity with U.S. generally accepted accounting principles.

March 30, 2011

KPMG LLP is a Delaware limited liability partnership,
the U.S. member firm of KPMG International Cooperative
("KPMG International"), a Swiss entity.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

BALANCE SHEETS

FOR THE SUCCESSOR PERIOD AS OF DECEMBER 31, 2010 AND THE PREDECESSOR PERIOD
AS OF AUGUST 31, 2010

	December 31, 2010	August 31, 2010
ASSETS
Cash and cash equivalents	$32,812,000	$25,541,792
Restricted cash	2,660,978	2,160,978
Accounts receivable—trade	2,771,129	3,336,947
Accounts receivable—related party	36	113,742
Mortgage loans held for sale—$229,839,939 of loans at fair value at December 31, 2010	230,150,307	84,719,157
Mortgage servicing rights—at fair value at December 31, 2010, net at August 31, 2010	101,943,550	67,311,647
Property and equipment—net	124,970	166,846
Intangible assets—net	1,800,000	—
Commitments to sell loans—at fair value	87,120	—
Derivative assets—at fair value	37,242,521	38,898,808
Other assets	1,771,836	2,082,223

TOTAL ASSETS	$411,364,447	$224,332,140

LIABILITIES AND EQUITY
LIABILITIES:
Notes payable	$232,552,045	$82,451,681
Accounts payable	43,595	378,715
Loan closing costs on deposit	2,876,095	6,613,853
Derivative liabilities—at fair value	18,210,303	29,617,522
Commitments to sell loans—at fair value	—	2,372,810
Accrued compensation	17,376,558	6,942,058
Accrued expenses and other liabilities	8,032,791	6,418,967

Total liabilities	279,091,387	134,795,606

COMMITMENTS AND CONTINGENCIES (Note 15)
EQUITY:
Paid-in capital	105,090,290	90,443,658
Retained earnings (accumulated deficit)	27,182,770	(907,124)

Total equity	132,273,060	89,536,534

TOTAL LIABILITIES AND EQUITY	$411,364,447	$224,332,140

See accompanying notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

STATEMENT OF NET INCOME FOR THE SUCCESSOR PERIOD SEPTEMBER 1, 2010
THROUGH DECEMBER 31, 2010 AND STATEMENT OF NET LOSS FOR THE PREDECESSOR
PERIOD DECEMBER 1, 2009 THROUGH AUGUST 31, 2010

	September 1, 2010 through December 31, 2010	December 1, 2009 through August 31, 2010
REVENUE:
Servicing fees	$7,329,980	$14,395,690

Mortgage banking activities	47,723,777	37,021,289

Net interest income:
Interest income	4,930,312	4,376,266
Interest expense	(4,032,420)	(3,754,145)

Net interest income	897,892	622,121

Other income	195,268	391,910

Total revenue	56,146,917	52,431,010

OPERATING EXPENSES:
Compensation expense	15,127,637	20,647,040
Fair value gains—MSRs, net	(2,025,197)	—
Impairment and amortization of servicing rights	—	10,892,970
Amortization of intangible assets	2,943,203	—
Capital market losses, net (Note 8)	—	2,465,928
General and administrative expense	3,827,203	18,251,839
Consulting and professional fees	752,840	2,289,769
Rent expense	532,804	1,162,420
Travel and entertainment	462,814	917,435
Depreciation	38,767	172,539

Total operating expenses	21,660,071	56,799,940

NET INCOME (LOSS)	$34,486,846	$(4,368,930)

See accompanying notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

STATEMENTS OF MEMBER'S EQUITY

FOR THE PREDECESSOR PERIOD ENDED AUGUST 31, 2010 AND FOR THE SUCCESSOR PERIOD ENDED DECEMBER 31, 2010

	Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total
BALANCE—December 1, 2009	$70,591,276	$3,461,806	$74,053,082
Net loss	—	(4,368,930)	(4,368,930)
Contributions	19,852,382	—	19,852,382

BALANCE—August 31, 2010	$90,443,658	$(907,124)	$89,536,534

BALANCE—September 1, 2010	$105,090,290	$—	$105,090,290
Net income	—	34,486,846	34,486,846
Distributions	—	(7,304,076)	(7,304,076)

BALANCE—December 31, 2010	$105,090,290	$27,182,770	$132,273,060

See accompanying notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

STATEMENTS OF CASH FLOWS

FOR THE SUCCESSOR PERIOD SEPTEMBER 1, 2010 THROUGH DECEMBER 31, 2010 AND THE
PREDECESSOR PERIOD DECEMBER 1, 2009 THROUGH AUGUST 31, 2010

	September 1, 2010 through December 31, 2010	December 1, 2009 through August 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$34,486,846	$(4,368,930)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Equity investment in investee	(68,747)	(219,512)
Mortgage banking activities	(28,060,764)	(22,482,344)
LOCOFV adjustments	(475,500)	132,095
Amortization of servicing rights	—	10,892,970
Fair value adjustments of MSRs	(2,025,197)	—
Amortization of intangible assets	2,943,203	—
Depreciation	38,767	172,539
Guarantee obligation	25,357	2,992,428
Changes in operating assets and liabilities:
Accounts receivable—trade	590,309	(724,435)
Accounts receivable—related party	89,215	83,962
Mortgage loans held for sale	(150,058,995)	222,929,027
Other assets	256,045	89,938
Accounts payable	(335,120)	148,857
Loan closing costs on deposit	(3,737,758)	4,610,874
Accrued compensation	10,434,500	2,556,994
Accrued expenses and other liabilities	671,759	(1,857,572)

Net cash (used in) provided by operating activities	(135,226,080)	214,956,891

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	(500,000)	—
Disposal of property and equipment	—	39,691
Distributions from ARA	200,000	—

Net cash (used in) provided by investing activities	(300,000)	39,691

CASH FLOWS FROM FINANCING ACTIVITIES:
(Distribution) contribution to/from Parent	(7,304,076)	23,371,632
Borrowings on notes payable	1,791,406,359	1,053,243,508
Repayments on notes payable	(1,641,305,995)	(1,029,959,779)
Borrowing on notes payable—related party	—	7,735,271
Repayments on notes payable—related party	—	(256,085,528)

Net cash provided by (used in) financing activities	142,796,288	(201,694,896)

NET CHANGE IN CASH AND CASH EQUIVALENTS	7,270,208	13,301,686
CASH AND CASH EQUIVALENTS—beginning of period	25,541,792	12,240,106

CASH AND CASH EQUIVALENTS—end of period	$32,812,000	$25,541,792

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—cash paid for interest	$3,596,962	$3,953,682

SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING AND FINANCING ACTIVITIES—Valuation adjustment to mortgage loans held for sale and notes payable—related party	$—	$21,232,125

See accompaning notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

1. ORGANIZATION

        CWCapital LLC (the "Company"), a Massachusetts limited liability company, is a wholly owned operating subsidiary of CW Financial Services LLC ("CWF" or "Parent"), a Delaware limited liability company. The Company commenced operations on September 9, 2002, and is in the business of originating, selling, and servicing commercial real estate mortgages.

        CWF's members included its management and an indirect subsidiary of Caisse de dépôt et placement du Québec ("CDP"), a Canadian global fund manager whose clients are mostly Quebec public and private pension and insurance plans. On September 1, 2010, Galaxy Acquisition LLC ("Galaxy") acquired all of the membership interests in CWF from the former members (the "Acquisition"), which resulted in CWF becoming a wholly owned subsidiary of Galaxy. Galaxy is an affiliate of the Fortress Investment Group LLC ("Fortress").

        The Company is licensed as a U.S. Department of Housing and Urban Development ("HUD") approved Title II Nonsupervised Mortgagee. The Company is also licensed by Federal National Mortgage Association ("Fannie Mae"), Government National Mortgage Association ("Ginnie Mae") and Federal Home Loan Mortgage Corporation ("Freddie Mac").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation—Galaxy elected to push-down the accounting for the acquisition of the membership interests of CWF to the individual assets and liabilities of CWF and its subsidiaries, including the Company. This push-down election presents the assets and liabilities of the Company at their respective fair values on the date of acquisition to reflect the purchase price paid in the Acquisition.

        The balance sheet of the Company as of August 31, 2010, and the related statement of loss, statement of member's equity and statement of cash flows for the period December 1, 2009 through August 31, 2010, are those of the ("Predecessor") and are referred to as "the period ended August 31, 2010."

        The balance sheet of the Company as of December 31, 2010, and the related statement of income, statement of member's equity and statement of cash flows for the period September 1, 2010 through December 31, 2010, are those of the ("Successor") and are referred to as "the period ended December 31, 2010."

        The Predecessor statements of financial position and results of operations for the period ended August 31, 2010, are recorded on a historical cost basis and may not be comparable to the Successor statements of financial position and results of operations for the period ended December 31, 2010, which are affected by the application of push-down accounting on September 1, 2010.

        The financial statements include the accounts of the Company.

        In conjunction with the Acquisition, the Company changed its fiscal year end from November 30th to December 31st. See Note 3 for further details of this transaction.

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant use of estimates relates to the valuation of certain financial instruments and other assets and liabilities, such as mortgage loans held for sale ("MLHFS"), mortgage servicing rights ("MSRs"), intangible assets, derivative assets and liabilities and commitments to sell loans. Actual results could differ from those estimates.

        Cash and Cash Equivalents—The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents. The Company places its cash and cash equivalents with financial institutions which management considers to be of high quality; however, at times, such deposits may be in excess of the Federal Deposit Insurance Corporation ("FDIC") insurance limit.

        Restricted Cash—Restricted cash represents cash that is restricted as to withdrawal or usage and includes amounts required to meet certain regulatory requirements. It also includes cash collateral, which consists of margin calls posted with a swap counterparty.

        Accounts Receivable—Accounts receivable is composed primarily of primary servicing fees. Primary servicing fees are collected as monthly remittances are received from the borrower on the loan being serviced. For this receivable, collectability is not deemed to be a risk; therefore, no reserve has been established.

        MLHFS—MLHFS is composed of loans that have been originated by the Company and are held on balance sheet while awaiting sale.

        On September 1, 2010, the Successor elected the fair value option for MLHFS entered into at and after the election date.

        Fees and costs related to fair valued MLHFS are recognized in earnings as incurred and not deferred. Changes in fair value are recorded in 'mortgage banking activities' during the four months ended December 31, 2010 and in 'allocation of expense from affiliates—net' during the nine months ended August 31, 2010 on the Company's statements of income (loss).

        MLFHS where the Company has not elected the fair value option were initially recorded at fair value and subsequently have been accounted for at the lower of cost or fair value ("LOCOFV").

        MSRs—The Company is required to record a separate asset or liability initially measured at fair value for servicing rights relating to mortgages originated and sold where the servicing rights have been retained ("Originated Mortgage Servicing Rights" or "OMSRs"). The Company also records a separate asset at fair value when it purchases servicing rights ("Purchased Mortgage Servicing Rights" or "PMSRs").

        The Predecessor elected the amortization method to account for MSRs subsequent to initial recognition. Servicing rights created or purchased between December 1, 2008 through August 31, 2010 were amortized in proportion to and over the period of estimated net servicing income. For all servicing rights created or purchased in prior periods, the Predecessor amortized them using a

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

straight-line methodology which approximated amortization in proportion to and over the period of estimated net servicing income. Amortization is reported as a component of 'amortization of servicing rights' on the Predecessor's statement of loss. If a loan had future funding features, then the MSR related to future draws was recognized as the future draws were funded and sold, whether funded by the Company or directly by the investor.

        MSRs were evaluated for impairment by stratifying the portfolio according to predominant risk characteristics, primarily investor or program type. To the extent that the carrying value of an individual stratum exceeded its estimated fair value, that MSR was considered to be impaired. Such impairment would have been recognized through the income statement. In connection with its impairment analysis, the Predecessor monitored the rate of prepayment in the servicing loan portfolio, since the prepayment rate is a primary factor affecting impairment. Additionally, the Predecessor engaged an independent third party to assist in determining appropriate assumptions in determining fair value.

        The Successor elected to measure and carry its MSRs using the fair value option. Under the fair value option, MSRs are carried on the Successor's balance sheet at fair value and the changes in fair value are reported in 'fair value gains—MSRs—net' in the Successor's statement of income.

        Intangible Assets—The Successor recorded both indefinite and finite life intangible assets on its balance sheet in conjunction with the Acquisition. Finite life intangible assets are generally amortized over the estimated benefit period and in proportion to the projected benefit timing. Indefinite life intangible assets are not amortized until it is determined that the useful life is no longer indefinite. The Successor reviews finite life intangible assets for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Impairment is indicated if the sum of undiscounted estimated future net cash flows is less than the carrying value of the intangible asset. Impairment is permanently recognized by writing down the asset to the extent that the carrying value exceeds the estimated fair value. Infinite life intangible assets are tested for impairment annually or more frequently if events and circumstances indicate that it may be impaired.

        Property and Equipment—Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to five years. Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements or the remaining lives of the underlying leases.

        Mortgage Banking—From time to time, the Company enters into certain transactions related to its mortgage banking activities, as follows:

  •
  Rate lock agreements ("rate locks") are contracts entered into that allow commercial mortgage customers to lock in the interest rate on a mortgage while the loan is being underwritten and awaiting closure. Rate locks are considered derivatives if the loans that will result from the exercise of the contract will be held for sale. The fair value of rate locks at inception includes the expected net future cash flows related to fees on the related loan including future MSRs. Changes subsequent to inception are based on changes in interest rates and the passage of time.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  •
  Interest rate swaps are entered into to offset the change in fair value of certain fixed rate MLHFS and are considered derivatives. Interest rate swaps are agreements in which one counterparty pays a floating rate of interest on a notional principal amount and the other party pays a fixed rate of interest on the same notional principal amount for a specified period of time. The Company records interest rate swaps at fair value and any subsequent changes in fair value are recorded as an adjustment to 'mortgage banking activities.' Amounts paid to and received from the swap counterparty are recorded as an adjustment to 'mortgage banking activities.' When an interest rate swap is terminated, the Company will record an adjustment to income equal to the difference between the proceeds from (or cash paid) closing the transaction and the Company's basis in the contract, if any. The fair value of the interest rate swaps is determined by estimating the amount that the Company would have realized if the Company had terminated the agreement at the financial statement date, with such estimation based on the value obtained from third party trading desks. For each swap, the key valuation variables are notional amount, fixed rate, effective date, maturity date, and floating rate convention (i.e., one month LIBOR vs. three month LIBOR, etc.). Additionally, the Company considers both its own nonperformance risk and the respective counterparty's nonperformance risk in the fair value measurements of interest rate swaps.

  •
  Commitments to sell Ginnie Mae and Fannie Mae securities ("commitments to sell securities") are considered derivatives and are entered into simultaneously with the rate lock of the related loan to offset adverse changes in the securities market between the time an investor enters into the purchase agreement and the time the security is issued. The fair value of these commitments at inception is zero. Changes subsequent to inception are based on changes in interest rates and the passage of time.

  •
  Commitments to sell loans are entered into simultaneously with the rate lock of Fannie Mae and Freddie Mac loans in order to offset adverse changes in the mortgage loan market between the time Fannie Mae or Freddie Mac enters into a purchase agreement and the time the mortgage loan is purchased. The Company elected to record these commitments at fair value. The fair value of these commitments at inception is zero. Changes subsequent to inception are based on changes in interest rates and the passage of time.

        Effective December 1, 2009, the Company changed its accounting policy to recognize the fair value of rate locks, commitments to sell securities and commitments to sell loans at inception, which includes the fair value of all future cash flows. The effect of this change in policy has been recognized as an opening retained earnings adjustment of $6.2 million.

        Loan Closing Costs on Deposit—In the normal course of business, the Company receives cash from potential borrowers to pay expenses incurred during the loan origination process (i.e., legal, appraisal, engineering, environmental, etc.). Unused deposits are generally returned to the borrower at the time a loan is closed or at the time that an application for a loan is terminated. These amounts are included in the Company's cash balance, as the deposit can be used to fund costs incurred by the Company during the course of underwriting and closing a loan. A corresponding liability is recognized in 'loan closing costs on deposit' in the balance sheets.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Guarantee Obligation—The Company assumes risk sharing generally not to exceed 20% of the principal balances with respect to certain Fannie Mae loans, generally not to exceed 8% with respect to certain Freddie Mac affordable loans and with respect to a certain GNMA securitized loan, the Company assumes the first 5% then 15% of any remainder. The Company records an estimated loss in the financial statements if it has been determined that it is probable that a liability has been incurred. Such estimate is recorded in 'accrued expenses and other liabilities' in the balance sheets. Pursuant to various compliance requirements, the Company is required to maintain capital resources based on the total outstanding unpaid principal balances of mortgages issued and serviced.

        Member's Equity/Paid-In Capital/Retained Earnings (Accumulated Deficit) —As a result of the Acquisition, retained earnings was reset to zero and paid in capital was restated to reflect the purchase price allocation to the Company based on the fair value of its assets and liabilities on the Successor's statement of member's equity. Results of operations subsequent to the Acquisition date are allocated to the Successor. Periods prior to the Acquisition are allocated to the Predecessor. Profits and losses are allocated to the member.

        Servicing Fees—Servicing fees primarily consist of primary servicing fees and placement fees for the deposit of escrows. The Company earns primary servicing fees in connection with the collection of monthly debt service payments. These fees are earned and collected monthly in accordance with each respective loan agreement. The Company earns placement fees for depositing escrow balances with third party financial institutions. These fees are earned and collected monthly through arrangements with third parties. All of these fees are recorded on a monthly basis when earned.

        Mortgage Banking Activities—Mortgage banking activity income is recognized when the Company records a derivative asset upon the commitment to originate a loan with a borrower (the rate lock) and sell the loan to an investor (the sale commitment). The derivative asset is recognized at fair value, which reflects the fair value of the contractual loan origination related fees and sale premiums, net of costs, and the estimated fair value of the expected net future cash flows associated with servicing of loans. Also included in gains from mortgage banking activities are changes to the fair value of derivative liabilities that occur during their respective holding periods. Upon sale of the loans, no gains or losses are recognized as such loans are recorded at fair value during their holding periods. MSRs are recognized as assets upon the sale of the loans.

        Transfer of financial assets is reported as a sale when (a) the transferor surrenders control over those assets and (b) consideration other than beneficial interests in the transferred assets is received in exchange. The transferor is considered to have surrendered control over transferred assets if, and only if, certain conditions are met. The Company has determined that all loans sold have met these specific conditions and accounts for all transfers of mortgage loans as completed sales. When the mortgage loans are sold, the Company retains the right to service the loan and recognizes the MSR at fair value.

        Interest Income—Interest income is primarily derived from interest earned from mortgages held for sale, including accretion of the discount related to the initial fair value measurement of the loans that were reacquired from the special-purpose entity ("SPEs"). For loans where the fair value option were elected which were in nonaccrual status, no accretion of the related discount was recorded.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest income is accrued as earned and recorded in 'accounts receivable—trade' in the balance sheets and in 'interest income' in the statements of net income (loss).

        Interest Expense—Interest expense is primarily derived from interest paid on credit facilities that the Company maintains to finance MLHFS, including accretion of the discount related to the initial fair value measurement of the debt related to the SPEs and working capital lines. Interest expense is accrued each period and any interest due is recorded in 'accrued expenses and other liabilities' in the balance sheets and in 'interest expense' in the statements of net income (loss).

        Allocation of Expense from Affiliates—Net—The allocation was recorded based upon an allocation agreement between the Company and its parent company, CWF. The Company agreed to share certain costs related to loans that the Company originated and sold to SPEs and former qualified special purpose entities ("QSPEs"). These SPEs and former QSPEs were owned 100% by CWF. As the fair value of the residual interest retained by CWF and of the loans held by SPEs that were reacquired by CWF due to the change in QSPE status was primarily driven by the value of the loans sold by the Company, it was agreed that changes in the related fair values and other revenues, costs and reimbursements paid/received by CWF related to the SPEs and former QSPEs should be reflected in the Predecessor's statement of net loss. The amount of the allocation was reflected in the statement of net loss as 'allocation of expense from affiliates—net.' See Note 8 for additional information on the allocation agreement.

        Leases—The Company receives an allocation of rental expense from CWF. CWF recognizes rental expense on a straight-line basis over the lease term and records the difference between rent expense and the amount currently payable as deferred rent in 'accrued expenses and other liabilities' in the balance sheets.

        Income Taxes—No provision has been made in the financial statements for federal income tax because the Company is a disregarded entity for federal income tax purposes and its results are included in its ultimate parent's filing with the Internal Revenue Service. In addition, the Company is generally disregarded for state and local income tax purposes. For those jurisdictions that tax at the Company level, the amounts are immaterial and no related provision has been recorded.

        Concentration of Credit Risk—A significant amount of the Company's business activities in 2010 involved multifamily and health care lending activities through programs sponsored by HUD, Ginnie Mae, Fannie Mae and Freddie Mac. There are no significant concentrations to these agencies in the Company's balance sheets at December 31, 2010 and August 31, 2010.

        The Company is subject to credit risk with respect to certain Fannie Mae and Freddie Mac loans and one securitized HUD loan. The Company's exposure is limited as described in Note 15. In addition, the Company does not believe that it has any significant concentration related to property type, borrower or location.

        The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits. At December 31, 2010 and August 31, 2010, $2,250,000 and $26,785,447,

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

respectively, of cash held in the corporate operating and restricted cash accounts was not covered by FDIC insurance.

        Escrow Balances—In the normal course of conducting its mortgage servicing business, the Company collects escrow deposits to fund customer property taxes, hazard and general liability insurance premiums as well as other escrow requirements. The Company held $437,449,964 and $426,253,893, which are not included in the Company's balance sheets, in escrow balances at December 31, 2010 and August 31, 2010, respectively. Such amounts have been segregated in separate accounts at third party depository institutions.

        Recently Issued Accounting Standards—There were no accounting standards that were issued and required to be implemented that were not implemented that would have or are expected to have a material impact on the financial position or results of operations of the Company.

3. ACQUISITION TRANSACTION

        As described in Note 1, Organization, on September 1, 2010, the Company's Parent was acquired by Galaxy. In accordance with FASB ASC 805, Business Combinations, the Acquisition was accounted for under the purchase method of accounting. Under this method, assets acquired and liabilities assumed are recorded on the Successor's opening balance sheet at their estimated fair value.

        The allocation of the purchase price to the Company is as follows:

September 1, 2010
Current assets	$157,845,050
Intangible assets	4,743,203
Property and equipment	163,737
Other assets	78,050,614

Total assets acquired	240,802,604

Current liabilities	135,712,314

Purchase price	$105,090,290

4. ACCOUNTS RECEIVABLE—TRADE

        Accounts receivable—trade at December 31, 2010 and August 31, 2010, consists of the following:

	December 31, 2010	August 31, 2010
Accrued income	$1,529,247	$1,296,497
Accrued interest receivable	179,807	47,617
Primary servicing advances	863,548	1,358,411
Other receivables	198,527	634,422

Total	$2,771,129	$3,336,947

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

5. MLHFS

        The following table displays the loans in the Company's mortgage portfolio as of December 31, 2010 and August 31, 2010:

	December 31, 2010	August 31, 2010
Loans at LOCOFV:
Commercial fixed rate loans	$310,368	$84,719,157
Loans at fair market value(1)	229,839,939	—

Total	$230,150,307	$84,719,157

(1)
The Successor elected to record MLHFS at fair value under the fair value option election date. See Note 14 for further discussion.

        Commercial mortgage loans at LOCOFV were originated by the Company prior to period end and generally have been sold to investors with settlement occurring after period end. At December 31, 2010 and August 31, 2010, the fair value of these loans approximated their carrying amount.

6. MSRs

        The changes in the Successor's MSRs measured using the fair value method at December 31, 2010, consist of the following:

December 31, 2010
PMSRs—September 1, 2010	$75,891,480
Additions:
OMSRs	24,026,873
Changes in fair value:
Due to changes in valuation model inputs/assumptions	2,025,197

Fair value of MSRs—December 31, 2010	$101,943,550

        The MSR valuation process during the four months ended December 31, 2010 was based on the use of a discounted cash flow model to arrive at an estimate of fair value at each balance sheet date. The cash flow assumptions and prepayment assumptions used in the discounted cash flow model are based on the assumptions the Company believes a potential third party acquirer would use to value the portfolio.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

6. MSRs (Continued)

        The changes in the Predecessor's MSRs using the amortization method at August 31, 2010 consist of the following:

August 31, 2010
Balance—December 1, 2009	$63,106,946
Additions	15,097,671
Impairment	(2,544,373)
Amortization	(8,348,597)

Balance—end of period	$67,311,647

Fair value of MSRs—December 1, 2009	$76,720,850

Fair value of MSRs—August 31, 2010	$74,389,007

        The allowance for the impairment of MSRs at August 31, 2010 is as follows:

August 31, 2010
Balance—December 1, 2009	$—
Additions	2,544,373

Balance—August 31, 2010	$2,544,373

        During the nine months ended August 31, 2010, MSRs were initially recorded at fair value on the date a loan was sold and a servicing right was created. The OMSRs were fair valued using a loan level discounted cash flow analysis based on current market assumptions (including cost of servicing, escrow earnings rate, escrow inflation factors, prepayment rates and default factors) commonly used by buyers of these types of commercial/multifamily servicing, which were derived from prevailing conditions in the secondary servicing market.

        For both the Successor and the Predecessor, the risks inherent in the valuation of MSRs includes higher than expected default rates, unexpected changes in interest rates, and/or delays in the receipt of cash flows. Changes in market conditions could have had a material impact on the Company's estimates of fair value.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

6. MSRs (Continued)

        A summary of the Company's MSRs and related characteristics as of December 31, 2010 and August 31, 2010, is as follows:

	December 31, 2010	August 31, 2010
Servicing portfolio (unpaid principal)	$12,431,661,001	$11,100,776,478
Fair value of MSR portfolio	$101,943,550	$74,389,007
Value expressed in basis points	82	67
Weighted-average service fee (bps)	13.5	12.2
Multiple (value/service fee)	6.1	5.5
Weighted-average note rate	5.5%	5.6%
Weighted-average life to maturity	10.5 years	10.6 years
Average discount rate	9%	9%
Prepayment speeds	1% - 12%	1% - 12%

        During the period ended December 31, 2010, the Successor earned servicing fees, late fees, and other ancillary fees of $5,096,738, $50,795 and $2,182,447, respectively. During the period ended August 31, 2010, the Predecessor earned servicing fees, late fees, and other ancillary fees of $10,218,149, $170,972 and $4,006,569, respectively. Such amounts are reported in 'servicing fees' in the statements of income (loss).

7. INTANGIBLE ASSETS

        The following table reflects the initial fair value measurement of intangible assets and accumulated amortization amounts for each major class of intangible asset at December 31, 2010:

	Acquisition
	Weighted-Average Amortization Period (in months)	Amount Assigned	Accumulated Amortization	Total
Amortized intangible assets:
Customer relationships(1)	—	$2,943,203	$(2,943,203)	$—
Agency licenses(2)	NA	1,800,000	—	1,800,000

Total intangible assets		$4,743,203	$(2,943,203)	$1,800,000

(1)
Customer relationships are fully amortized at December 31, 2010.

(2)
Agency licenses are indefinite life intangibles and, therefore, are not amortized.

8. CAPITAL MARKETS TRANSACTIONS

        In prior years, the Company originated commercial mortgage loans structured for ultimate resale in securitization transactions, CDOs, and privately placed sale transactions. The mortgages were sold by the Company to SPEs. The SPEs were established for the purpose of purchasing the mortgages originated by the Company and issuing participation certificates to certain financial institutions that

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

8. CAPITAL MARKETS TRANSACTIONS (Continued)

would provide temporary financing to the SPEs while the assets were warehoused and awaited final disposition. Each participation certificate issued by the SPEs was governed by a Master Participation Agreement that provided the financial institution with control over the disposition of the participation certificates, including a put option, held and executable only by the certificate holder, at whatever time the holder deemed appropriate. The Predecessor's parent held 100% of the common equity in each of the SPEs. In each of these transactions, the Predecessor's parent retained a residual interest in the assets transferred to the SPEs in addition to the Company retaining the MSRs related to the loans. The transactions were structured so that lenders had no recourse to other assets of the Predecessor's parent or any of their affiliates for the SPEs' failure to pay their obligations when due. The Predecessor's parent and its affiliates provided a guarantee for a portion of the debt related to all assets transferred to the SPEs.

        On December 1, 2009, the Predecessor adopted the provisions of FASB ASC 810, Consolidation, which removed the concept of a QSPE. The Predecessor determined that it was the primary beneficiary of the remaining SPE; and on December 1, 2009, consolidated this entity on its balance sheet. During March and April of 2010 all of the assets in the SPEs were sold to the former parent of the Company.

        The Company had an allocation agreement with CWF related to the loans that the Company originated and sold to the QSPEs as well as for the assets and liabilities recombined in CWF's financial statements in connection with the SPEs that failed to meet QSPE status. While CWF owned 100% of the equity of the QSPEs and SPEs, and therefore owned the residual interest in the QSPEs and the SPEs assets and liabilities, the changes in the fair value of the investment in residual interests and of the fair value of the SPEs assets and liabilities was based on the changes in value of the underlying loans which were originated and sold by the Company. Therefore, the Company had agreed that all changes related to the fair value for the SPEs and QSPEs would be reflected in the Company's statements of net loss. All fees, costs and reimbursements under the reimbursement agreements between CDP and CWF were reported through the Predecessor's statement of net loss. The intent of the agreement was to recognize the costs and revenues related to loans originated by the Company in statements of net loss.

        Additionally, CWF and CDP had agreed to share certain losses related to loans held by the SPEs and QSPEs owned by CWF. All profits and losses related to the loans were shared 80% by an affiliate of CDP and 20% by CWF.

9. JOINT VENTURE

        The Company invested in a joint venture, ARA Finance LLC, ("ARA"), with a third party for the purposes of seeking opportunities to provide mortgage loans for market rate and affordable multifamily, senior, and student housing and manufactured housing. The Company owns 50% of ARA, which is accounted for under the equity method. For the periods ended December 31, 2010 and August 31, 2010, there was a gain from this investment of $68,747 and $219,512, respectively.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

10. PROPERTY AND EQUIPMENT

        Major classes of property and equipment at December 31, 2010 and August 31, 2010, consist of the following:

	December 31, 2010	August 31, 2010
Furniture, fixtures and equipment	$78,089	$1,930,132
Leasehold improvements	85,648	727,337

	163,737	2,657,469
Less accumulated depreciation	(38,767)	(2,490,623)

Property and equipment—net	$124,970	$166,846

11. DERIVATIVES

        The Company accounts for its derivatives at fair value, and recognizes all derivatives as either assets or liabilities in its balance sheets. From time to time, the Company enters into certain transactions that are accounted for as derivatives. Please see Note 2 for details.

        Fair Value Position of the Company's Derivatives—The following table displays the fair values of asset and liability derivatives as of December 31, 2010 and August 31, 2010:

	Fair Values of Derivative Instruments
	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
December 31, 2010
Derivatives not designated as hedging instruments:
Risk management derivatives:
Rate locks	Derivative assets	$3,187,648	Derivative liabilities	$16,944,825
Interest rate swaps	Derivative assets	—	Derivative liabilities	187,376
Interest rate caps	Other assets	103	Accrued expenses/other liabilities	—

Total risk management derivatives		3,187,751		17,132,201

Mortgage commitment derivatives:
Commitments to sell Ginnie Mae securities	Derivative assets	29,606,716	Derivative liabilities	1,078,102
Commitments to sell Fannie Mae MBS	Derivative assets	4,448,157	Derivative liabilities	—

Total mortgage commitment derivatives		34,054,873		1,078,102

Total derivatives not designated as hedging instruments		$37,242,624		$18,210,303

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

11. DERIVATIVES (Continued)

	Fair Values of Derivative Instruments
	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
August 31, 2010
Derivatives not designated as hedging instruments:
Risk management derivatives:
Rate locks	Derivative assets	$38,759,273	Derivative liabilities	$76,720
Interest rate swaps	Derivative assets	—	Derivative liabilities	245,916
Interest rate caps	Other assets	76	Accrued expenses/other liabilities	—

Total risk management derivatives		38,759,349		322,636

Mortgage commitment derivatives:
Commitments to sell Ginnie Mae securities	Derivative assets	58,652	Derivative liabilities	28,026,791
Commitments to sell Fannie Mae MBS	Derivative assets	80,883	Derivative liabilities	1,268,095

Total mortgage commitment derivatives		139,535		29,294,886

Total derivatives not designated as hedging instruments		$38,898,884		$29,617,522

        The following table displays the outstanding notional balances and the estimated fair values of the Company's derivative instruments as of December 31, 2010 and August 31, 2010.

	Notional Amount	Fair Value
December 31, 2010
Derivatives not designated as hedging instruments:
Risk management derivatives:
Rate locks assets	$83,314,844	$3,187,648
Rate locks liabilities	396,103,512	(16,944,825)
Interest rate swaps	981,000	(187,376)
Interest rate caps	41,429,896	103

Total risk management derivatives	521,829,252	(13,944,450)

Mortgage commitment derivatives:
Commitments to sell Ginnie Mae securities assets	490,208,401	29,606,716
Commitments to sell Fannie Mae MBS assets	153,295,891	4,448,157
Commitments to sell Ginnie Mae securities liabilities	28,160,240	(1,078,102)

Total mortgage commitment derivatives	671,664,532	32,976,771

Total derivatives not designated as hedging instruments	$1,193,493,784	$19,032,321

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

11. DERIVATIVES (Continued)

	Notional Amount	Fair Value
August 31, 2010
Derivatives not designated as hedging instruments:
Risk management derivatives:
Rate locks assets	$449,788,956	$38,759,273
Rate locks liabilities	1,000,999	(76,720)
Interest rate swaps	981,000	(245,916)
Interest rate caps	41,429,896	76

Total risk management derivatives	493,200,851	38,436,713

Mortgage commitment derivatives:
Commitments to sell Ginnie Mae securities assets	27,115,199	58,652
Commitments to sell Fannie Mae MBS assets	18,500,000	80,883
Commitments to sell Ginnie Mae securities liabilities	304,128,437	(28,026,791)
Commitments to sell Fannie Mae MBS liabilities	135,061,000	(1,268,095)

Total mortgage commitment derivatives	484,804,636	(29,155,351)

Total derivatives not designated as hedging instruments	$978,005,487	$9,281,362

        The following table displays, by type of derivative instrument, the fair value gains and losses on the Company's derivatives for the periods ended December 31, 2010 and August 31, 2010:

	Fair Values of Derivative Instruments
	Location of Gain (Loss) Recognized in Income on Derivative	Amount of Gain (Loss) Recognized in Income on Derivative
December 31, 2010
Derivatives not designated as hedging instruments:
Risk management derivatives:
Rate locks	Mortgage banking activities	$(12,225,437)
Rate locks	Compensation	(5,625,931)
Interest rate swaps	Mortgage banking activities	32,548

Total risk management derivatives		(17,818,820)
Mortgage commitment derivatives—commitments to sell Ginnie Mae securities and Fannie Mae MBS	Mortgage banking activities	62,132,122

Total derivative fair value gains—net		$44,313,302

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

11. DERIVATIVES (Continued)

	Fair Values of Derivative Instruments
	Location of Gain (loss) Recognized in Income on Derivative	Amount of Gain (loss) Recognized in Income on Derivative
August 31, 2010
Derivatives not designated as hedging instruments:
Risk management derivatives:
Rate locks	Mortgage banking activities	$71,103,035
Rate locks	Compensation	(6,644,238)
Interest rate swaps	Mortgage banking activities	(172,826)
Interest rate swaps	Allocation of expenses from affiliate—net	8,432,455

Total risk management derivatives		72,718,426
Mortgage commitment derivatives—commitments to sell Ginnie Mae securities and Fannie Mae MBS	Mortgage banking activities	(28,782,847)

Total derivative fair value gains—net		$43,935,579

Volume and Activity of the Company's Derivatives

        Risk Management Derivatives—The following table displays, by derivative instrument type, the Company's risk management derivative activity for the periods ended December 31, 2010 and August 31, 2010:

	Rate Locks	Interest Rate Swaps	Interest Rate Caps
December 31, 2010
Notional balance as of September 1, 2010	$450,789,955	$981,000	$41,429,896
Additions	1,570,980,191	—	—
Terminations	(1,542,351,790)	—	—

Notional balance as of December 31, 2010	$479,418,356	$981,000	$41,429,896

	Rate Locks	Interest Rate Swaps	Interest Rate Caps
August 31, 2010
Notional balance as of December 1, 2009	$151,662,368	$28,181,000	$95,050,000
Additions	1,310,159,334	33,600,000	25,079,896
Terminations	(1,011,031,747)	(60,800,000)	(78,700,000)

Notional balance as of August 31, 2010	$450,789,955	$981,000	$41,429,896

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

11. DERIVATIVES (Continued)

        Mortgage Commitment Derivatives—The following table displays, by commitment type, the Company's mortgage commitment derivative activity for the periods ended December 31, 2010 and August 31, 2010:

	Commitments to Sell Ginnie Mae Securities	Commitments to Sell Fannie Mae MBS	Total
Notional balance as of September 1, 2010	$331,243,636	$153,561,000	$484,804,636
Mortgage related securities:
Open commitments	425,124,300	811,915,891	1,237,040,191
Settled commitments	(237,999,295)	(812,181,000)	(1,050,180,295)

Notional balance as of December 31, 2010	$518,368,641	$153,295,891	$671,664,532

	Commitments to Sell Ginnie Mae Securities	Commitments to Sell Fannie Mae MBS	Total
Notional balance as of December 1, 2009	$125,125,219	$10,167,000	$135,292,219
Mortgage related securities:
Open commitments	579,354,934	341,891,000	921,245,934
Settled commitments	(373,236,517)	(198,497,000)	(571,733,517)

Notional balance as of August 31, 2010	$331,243,636	$153,561,000	$484,804,636

        Derivative Counterparties and Credit Exposure—Certain derivative instruments contain provisions that require the Company to either post additional collateral or immediately settle any outstanding liability balances upon the occurrence of a specified credit risk related event, as defined by the existing derivative contracts. The fair value of all derivative instruments with credit risk related contingent features that are in a liability position at December 31, 2010 and August 31, 2010, is $187,376 and $245,916, respectively. The Company posted $160,978 as collateral for this exposure in the normal course of business as of December 31, 2010 and August 31, 2010. Each change could trigger additional collateral requirements for the Company and its affiliates. If the credit risk related contingent features underlying these agreements had been triggered on December 31, 2010 and August 31, 2010, the Company would have been required to post an additional $26,398 and $84,938 of collateral to its counterparties, respectively.

        The Company's derivative credit exposure relates principally to interest rate derivative contracts. Typically, the Company seeks to manage these exposures by contracting with experienced counterparties that are rated A- (or its equivalent) or better. These counterparties consist of large banks, broker-dealers, and other financial institutions that have a significant presence in the derivatives market, most of which are based in the United States.

        The Company is exposed to credit risk in the event of nonperformance by the counterparties to certain derivatives; however, the Company monitors the performance of the counterparties and currently does not anticipate nonperformance by any of these counterparties.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

12. NOTES PAYABLE

        Notes payable at December 31, 2010 and August 31, 2010, consist of the following:

	December 31, 2010	August 31, 2010
First mortgage warehousing demand line of credit, bearing interest at a variable rate of 2.76% and 2.76% at December 31, 2010 and August 31, 2010	$56,618,079	$6,394,481
Second mortgage warehousing demand line of credit, bearing interest at a variable rate of 3.01% and 3.01% at December 31, 2010 and August 31, 2010	82,919,898	76,057,200
Third mortgage warehousing demand line of credit, bearing interest at a variable rate of 1.45% at December 31, 2010	76,778,868	—
Fourth mortgage warehousing demand line of credit, bearing interest at a variable rate of 3.06% at December 31, 2010	16,235,200	—
Multiple advance line of credit	—	—

Total notes payable	$232,552,045	$82,451,681

  •
  The first mortgage warehousing demand line of credit is $125,000,000 and carries variable interest rate options, as defined in the line of credit agreement. The mortgage warehousing line is available to fund temporary advances under various mortgage programs. Security for the mortgage warehousing line of credit is the related MLHFS. The line stated maturity date is June 27, 2011. At December 31, 2010 and August 31, 2010, the unused portion of the line of credit was $68,381,921 and $118,605,519, respectively.

  •
  The second mortgage warehousing demand line of credit is $125,000,000 and carries variable interest rate options, as defined in the line of credit agreement. The mortgage warehousing line is available to fund temporary advances under various mortgage programs. Security for the mortgage warehousing line of credit is the related MLHFS. The line stated maturity date is July 12, 2011. At December 31, 2010 and August 31, 2010, the unused portion of the line of credit was $42,080,102 and $48,942,800, respectively.

  •
  The third mortgage warehousing demand line of credit is $175,000,000. This line carries variable interest rate options, as defined in the line of credit agreement. The mortgage warehousing line is available to fund temporary advances under a certain mortgage program. Security for the mortgage warehousing line of credit is the related MLHFS. There is no stated maturity date under the lending agreement. At December 31, 2010 and August 31, 2010, the unused portion of the line of credit was $98,221,132 and $175,000,000, respectively.

  •
  The fourth mortgage warehousing demand line of credit is $50,000,000 and carries variable interest rate options as defined in the line of credit agreement. The mortgage warehousing line is available to fund temporary advances under various mortgage programs. Security for the mortgage warehousing line of credit is the related MLHFS. The line stated maturity date is November 17, 2011 under the lending agreement. At December 31, 2010 and August 31, 2010, the unused portion of the line of credit was $33,764,800 and $50,000,000, respectively.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

12. NOTES PAYABLE (Continued)

  •
  The multiple advance line of credit is $15,000,000, which is available for principal and interest advances and working capital advances. Each type is subject to an individual sub-limit of $7,500,000. The line is secured by a pledge of the servicing agreements held by the Company, except that the pledge related to the Fannie Mae, Freddie Mac, and Ginnie Mae servicing agreements is junior and subordinate to the rights of Fannie Mae, Freddie Mac and Ginnie Mae. The line of credit agreement provides for variable interest rate options as elected by the Company at the dates of the borrowings. The multiple advance line of credit matures on June 27, 2011. At December 31, 2010 and August 31, 2010, the unused portion of the line of credit was $15,000,000.

13. EMPLOYEE BENEFIT PLAN

        The Company participates in an employee tax-deferred 401(k) plan under which individual employee contributions to the plan are matched by the Company subject to terms of the plan. Amounts contributed by the Company for the periods ended December 31, 2010 and August 31, 2010, were $92,445 and $200,164, respectively, which are included in 'compensation expense' on the statements of net income (loss). Additionally, the Company elected to make a profit sharing contribution of $790,439 for 2010, which was funded in February 2011. Amounts contributed by the Company are subject to vesting and forfeiture and may be returned to the Company upon termination of employment of the employee to the extent not vested.

14. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION

        Fair Value Measurements—The Company measures certain assets and liabilities at fair value, such as MLHFS where the fair value option has been elected, MSRs, derivative assets, derivative liabilities and commitments to sell loans on a recurring basis. From time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as certain MLHFS at LOCOFV.

        Fair Value Hierarchy—Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market, or if none exists, the most advantageous market, for the specific asset or liability at the measurement date ("exit price"). The fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value is as follows:

  Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date.

  Level 2—Inputs, other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

  Level 3—Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable.

        A financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

14. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        Determination of Fair Value—In determining fair value, the Company uses market prices of the same or similar instruments whenever such prices are available, even in situations where trading volume may be low when compared with prior periods. A fair value measurement assumes that an asset or liability is exchanged in an orderly transaction between market participants; and, accordingly, fair value is not determined based upon a forced liquidation or distressed sale. Where possible, the Company estimates fair value using other market observable data. Where the market price of the same or similar instruments is not available, the valuation of financial instruments becomes more subjective and involves a high degree of judgment. The following sections describe the valuation methodologies used to measure classes of financial instruments at fair value and specify the level in the fair value hierarchy where various financial instruments are generally classified. Valuation models, significant inputs to those models and any significant assumptions are included where appropriate.

        Cash and Cash Equivalents—Carrying amount approximates fair value due to the short term nature of the instruments.

        Restricted Cash—Carrying amount approximates fair value due to the short term nature of the instruments.

        Accounts Receivable—Carrying amount approximates fair value due to the short term nature of the instruments.

MLHFS:

  •
  LOCOFV Assets—Fair value of MLHFS for which fair value accounting was not elected was determined using management's judgment based on the intended exit strategy for the mortgage loans, including whole loan sales. These loans are generally held for short periods of time, usually less than 30 days, and are usually 'presold.' The Company obtained fair values using available market information and/or valuation methodologies and recorded any impairment through the statements of income (loss). These MLHFS are included within Level 3 of the fair value hierarchy.

  •
  Assets at Fair Value—Fair value of MLHFS is determined by using a discounted cash flow model that incorporates quoted observable prices from market participants. These MLHFS are included within Level 2 of the fair value hierarchy.

        MSRs—Fair value of MSRs was determined using management's judgment as well as information from a third party service provider based on current market assumptions commonly used by buyers of these types of commercial/multifamily servicing, which are derived from prevailing conditions in the secondary servicing market. The MSRs are included within Level 3 of the fair value hierarchy.

        Intangible Assets—Fair value of intangible assets was determined as the difference between the present value of projected revenue and the present value of projected costs based on management's best estimate.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

14. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        Derivative Assets and Liabilities—The Company's derivatives are not listed on an exchange. As no quoted market prices exist for such instruments, derivatives are valued using internal valuation techniques using observable data. Valuation techniques and inputs to internally developed models depend on the type of derivative and the nature of the underlying rate, price, or index upon which the derivative's value is based. Key inputs can include duration and index rate. Where model inputs can be observed in a liquid market and the model does not require significant judgment, such derivatives are typically classified within Level 2 of the fair value hierarchy. When instruments are traded in less liquid markets and significant inputs are unobservable, such derivatives are classified within Level 3. Additionally, significant judgments are required when classifying financial instruments within the fair value hierarchy, particularly between Levels 2 and 3, as is the case for certain derivatives. The following provides additional information about specific derivative instruments:

  •
  The fair value of rate locks was determined by reviewing the index yield change from the date the loan was locked to period end. The pull-through rate for rate locks was not material to the valuation. Rate locks are classified within Level 3 of the fair value hierarchy.

  •
  The fair value of interest rate swaps was determined by estimating the amount that would have been realized if the Company had terminated the agreement at the financial statement date, with such estimation based on the value obtained from third party trading desks. For each swap, the key valuation variables are notional amount, fixed rate, effective date, maturity date, and floating rate convention (i.e., one month LIBOR vs. three month LIBOR etc.). Interest rate swaps are classified within Level 2 of the fair value hierarchy.

  •
  The fair value of commitments to sell securities was determined by reviewing the index yield change from the time the sale commitment was entered into to the date of the financial statements. Commitments to sell securities are included within Level 3 of the fair value hierarchy.

        Notes Payable—Fair value of debt of the Predecessor, where the fair value option was elected, was determined based on information observable in the market calibrated to the specific instrument through management judgment and management's estimate of the value of the underlying collateral. It is classified within Level 3 of the fair value hierarchy.

        Commitments to Sell Loans—The fair value of commitments to sell loans was determined by reviewing the market change in the interest rates from the date the loan was locked to period end. Commitments to sell loans are classified within Level 3 of the fair value hierarchy.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

14. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        The estimated fair values of the Company's financial instruments are as follows:

	December 31, 2010		August 31, 2010
	Book Value	Fair Value	Book Value	Fair Value
Cash and cash equivalents	$32,812,000	$32,812,000	$25,541,792	$25,541,792
Restricted cash	2,660,978	2,660,978	2,160,978	2,160,978
Accounts receivable—trade	2,771,129	2,771,129	3,336,947	3,336,947
Mortgage loans held for sale	230,150,307	230,150,307	84,719,157	89,058,937
Derivative assets	37,242,521	37,242,521	38,898,808	38,898,808
Notes payable	(232,552,045)	(232,552,045)	(82,451,681)	(82,451,681)
Derivative liabilities	(18,210,303)	(18,210,303)	(29,617,522)	(29,617,522)
Commitments to sell loans	87,120	87,120	(2,372,810)	(2,372,810)

        Items Measured at Fair Value on a Recurring Basis—The following table presents the Company's assets and liabilities that are measured at fair value on a recurring basis at December 31, 2010 and August 31, 2010, for each of the fair value hierarchy levels.

	Fair Value at Reporting Date Using
	Quoted Prices Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
For the Period Ended December 31, 2010
Assets:
MLHFS	$—	$229,839,939	$—	$229,839,939
MSRs	—	—	101,943,550	101,943,550
Derivative assets	—	—	37,242,521	37,242,521
Commitments to sell loans	—	—	87,120	87,120

Total assets—at fair value	$—	$229,839,939	$139,273,191	$369,113,130

Liabilities:
Derivative liabilities	—	(187,376)	(18,022,927)	(18,210,303)

Total liabilities—at fair value	$—	$(187,376)	$(18,022,927)	$(18,210,303)

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

14. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

	Fair Value at Reporting Date Using
	Quoted Prices Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
For the Period Ended August 31, 2010
Assets:
Derivative assets	$—	$—	$38,898,808	$38,898,808

Total assets—at fair value	$—	$—	$38,898,808	$38,898,808

Liabilities:
Derivative liabilities	$—	$(245,916)	$(29,371,606)	$(29,617,522)
Commitments to sell loans	—	—	(2,372,810)	(2,372,810)

Total liabilities—at fair value	$—	$(245,916)	$(31,744,416)	$(31,990,332)

        Level 3 Items Measured at Fair Value on a Recurring Basis—The determination to classify a financial instrument within Level 3 of the fair value hierarchy is based on the significance of the unobservable inputs to the overall fair value measurement. However, in addition to unobservable inputs, the valuation of Level 3 instruments typically includes observable inputs as well. Thus, the gains and losses reflected in the rollforward of balances in the tables that follow include changes in fair value that are due at least partially to observable factors that are part of the valuation methodology. Additionally, the Company uses certain derivatives classified within Level 2 of the fair value hierarchy to manage certain risk characteristics of Level 3 financial instruments. Because Level 2 instruments are not included in this discussion or in the rollforward, gains and losses may appear to reflect a certain degree of volatility when presented exclusive of related Level 2 derivatives that may be used to offset risk in Level 3 instruments.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

14. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        The following table represents the changes in the Level 3 assets and liabilities for the periods ended December 31, 2010 and August 31, 2010:

	MSR	Derivative Asset	Derivative Liability	Commitments to Sell Loans
For the Period Ended December 31, 2010
Beginning balance—September 1, 2010	$75,891,480	$38,898,808	$(29,371,606)	$(2,372,810)
Total gains or losses:
Included in earnings	26,052,070	(1,656,287)	11,348,679	2,459,930
Purchases, issuances and settlements	—	—	—	—

Ending balance—December 31, 2010	$101,943,550	$37,242,521	$(18,022,927)	$87,120

The amount of total gains or losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at reporting date	$26,052,070	$37,242,521	$(18,022,927)	$87,120

	Derivative Asset	NP—Related Party	Derivative Liability	Commitments to Sell Loans
For the Period Ended August 31, 2010
Beginning balance—December 1, 2009	$9,828,998	$(228,272,309)	$(4,776,306)	$(802,095)
Total gains or losses:
Included in earnings	29,069,810	(131,959,323)	(24,595,300)	(1,570,715)
Purchases, issuances and settlements	—	360,231,632	—	—

Ending balance—August 31, 2010	$38,898,808	$—	$(29,371,606)	$(2,372,810)

The amount of total gains or losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at reporting date	$38,898,808	$—	$(29,371,606)	$(2,372,810)

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

14. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        Gains and losses (realized and unrealized) included in the Company's statements of income (loss) for the periods ended December 31, 2010 and August 31, 2010, for Level 3 assets and liabilities reported in its balance sheets at fair value are presented in the table as follows:

Mortgage Banking
For the Period Ended December 31, 2010
Total gains or losses included in earnings for the period ended December 31, 2010	$38,204,392

Change in unrealized gains or losses related to assets still held at December 31, 2010	$45,358,784

	Mortgage Banking	Allocation of Exp from Affiliates	Realized Gain (Loss)
For the Period Ended August 31, 2010
Total gains or losses included in earnings for the period ended August 31, 2010	$2,903,795	$29,297,482	$(31,763,410)

Change in unrealized gains or losses related to assets still held at August 31, 2010	$7,154,392	$—	$—

        Items Measured at Fair Value on a Nonrecurring Basis—Certain assets and liabilities are not measured at fair value on an ongoing basis, but are subject to fair value measurement in certain circumstances, for example, when there is evidence of impairment. These instruments are measured at fair value on a nonrecurring basis and include assets such as MLHFS that have been deemed impaired.

        There were no financial instruments held on the balance sheet at December 31, 2010, by level within the fair value hierarchy for which a nonrecurring change in fair value was recorded during the period ended December 31, 2010. MLHFS with a carrying amount of $442,463 were written down to their fair value of $310,368, resulting in a loss of $132,095, which is included in earnings for the period ended August 31, 2010.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

14. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        The following table presents financial instruments measured at fair value on a nonrecurring basis at December 31, 2010 and August 31, 2010:

	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Other Unobservable Inputs Level 3	Total	Total Gains (Losses)
For the Period Ended December 31, 2010
Assets—mortgage loans held for sale	$—	$—	$310,368	$310,368	$—
For the Period Ended August 31, 2010
Assets—mortgage loans held for sale	$—	$—	$310,368	$310,368	$132,095

        Fair Value Option—Under fair value option accounting guidance, the Company may make an irrevocable election to carry certain financial instruments at fair value with corresponding changes in fair value reported in the results of operations. The election to carry an instrument at fair value is made at the individual contract level and can be made only at origination or inception of the instrument, or upon the occurrence of an event that results in a new basis of accounting.

        The Predecessor elected the fair value option for loan sale commitments for fixed rate loans entered into after the election date with corresponding changes in fair value reported in the results of operations. As these loan sale commitments were not considered derivatives prior to adoption and were not recorded on the financial statements, no transition adjustment was required. This election was intended to decrease earnings volatility and to match the related rate lock. Upon acquisition of the Predecessor, the Successor elected to continue to record the loan sale commitments for fixed rate loans at fair value.

        The Predecessor elected the fair value for certain newly reacquired MLHFS that it had originated and sold into SPEs, as well as the warehouse debt related to those MLHFS. These elections were made to decrease earnings volatility and match the loan with the related debt. During March and April 2010 the reacquired MLHFS were sold, and the related warehouse debt was assumed by the buyer. See Note 8 for additional information on these transactions.

        Upon the acquisition of the Predecessor, the Successor elected fair value on MLHFS entered into after the election date. This election was made to decrease earnings volatility and match corresponding changes in the related commitment to sell securities, which is a derivative.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

14. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        The following table presents gains and losses due to changes in fair value for items measured at fair value pursuant to election of the fair value option for the periods ended December 31, 2010 and August 31, 2010:

	Fair Value Losses—Net	Mortgage Banking Activities	Total
For the Period Ended December 31, 2010
Loan sale commitments	$—	$2,459,930	$2,459,930
Mortgage loans held for sale carried at fair value	8,671,199	—	8,671,199
For the Period Ended August 31, 2010
Loan sale commitments	$—	$(1,570,715)	$(1,570,715)
Mortgage loans held for sale carried at fair value	1,154,177	—	1,154,177
Note payable—related party	(1,154,177)	—	(1,154,177)

        The above amounts do not include interest and dividends earned during the period. Such interest and dividends are recorded in interest income or interest expense on an accrual basis. Additionally, amounts do not reflect associated derivatives.

        As of December 31, 2010, the aggregate fair value of MLHFS for which the fair value option was elected was $3,146,237 less than the aggregate unpaid contractual principal amount. There are no loans that are 90 days or more past due. As of August 31, 2010, there were no MLHFS for which the fair value option was elected.

15. COMMITMENTS AND CONTINGENCIES

        Legal Contingencies—The Company is currently engaged in litigation resulting from the normal course of business. The Company does not believe liabilities will result from such claims that will materially affect the financial statements of the Company.

        Commitments to Lend—At December 31, 2010 and August 31, 2010, the Company had commitments to originate mortgage loans in the normal course of business for $479,418,356 and $450,789,955, respectively. These commitments to lend are either covered under commitments to HUD, Ginnie Mae, Freddie Mac, Fannie Mae for commercial mortgage loans or are future advances on HUD/Ginnie Mae construction loans. In addition, the Company has commitments from investors to purchase certain of these mortgage loans and mortgage-backed securities in the amount of $712,404,532 and $533,241,636 for December 31, 2010 and August 31, 2010, respectively.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

15. COMMITMENTS AND CONTINGENCIES (Continued)

        Guarantee Obligation—At December 31, 2010 and August 31, 2010, the Company had certain obligations with respect to mortgage loans originated:

	December 31, 2010	August 31, 2010
Outstanding principal balances	$12,664,764,962	$11,625,552,431
Principal outstanding on nonrecourse loans	9,954,951,772	9,771,795,822

Principal outstanding subject to risk sharing	$2,709,813,190	$1,853,756,609

        The Company assumes a risk generally not to exceed 20% of the principal balances with respect to certain Fannie Mae loans and generally not to exceed 8% with respect to Freddie Mac affordable loans and with respect to a certain GNMA securitized loan, the Company assumes the first 5% then 15% of any remainder. At December 31, 2010 and August 31, 2010, the Company has recorded a liability of $6,833,058 and $5,890,993, respectively, as a reserve under these loss-sharing arrangements recorded in 'accrued expenses and other liabilities' in the balance sheets.

        Pursuant to various compliance requirements, the Company is required to maintain capital resources based on the total outstanding unpaid principal balances of mortgages issued and serviced. The most restrictive of these minimum net worth requirements is that of the Fannie Mae Delegated Underwriting and Servicing ("DUS") program which required the Company to maintain minimum net worth of approximately $18.5 million and $15.6 million at December 31, 2010 and August 31, 2010, respectively. At December 31, 2010 and August 31, 2010, the Company had net worth, computed in accordance with the Fannie Mae DUS program requirements of $137,305,254 and $95,311,228, respectively. If the Company was required to comply only with the minimum required net worth requirements as a HUD Title II Nonsupervised Mortgagee, the Company would be required to maintain $5,825,478 and $4,782,113 of net worth for December 31, 2010 and August 31, 2010, respectively.

        Restricted Cash—At December 31, 2010 and August 31, 2010, the Company had restricted cash of $2,000,000 at a bank, which is collateral for a $4,000,000 letter of credit supporting its Fannie Mae Lender Reserve pursuant to the Loss Sharing Obligation with Fannie Mae. In addition, at December 31, 2010, the Company has cash of $500,000 posted with the custodial agent for the Fannie Mae Lender Reserve pursuant to the Loss Sharing Obligation with Fannie Mae.

        Also, at December 31, 2010 and August 31, 2010, the Company had $160,978 in cash collateral posted related to swaps entered into with a financial institution in order to protect against interest rate movements in relation to two fixed rate B-notes originated by the Company.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

15. COMMITMENTS AND CONTINGENCIES (Continued)

        Lease Commitments—The Company leases office space under operating leases. Future minimum lease commitments under these leases at December 31, 2010, are as follows:

2011	$2,109,849
2012	889,909
2013	558,937
2014	574,538
2015	589,812
Thereafter	603,168

Total	$5,326,213

        Rent expense for the periods ended December 31, 2010 and August 31, 2010, was $532,804 and $1,162,420, respectively.

        Loan Closing Costs on Deposit—At December 31, 2010 and August 31, 2010, the Company held deposits amounting to $2,876,095 and $6,613,853, respectively. These amounts are included in the Company's cash balance, as the deposit can be used to fund costs incurred by the Company during the course of underwriting and closing a loan.

        Representations and Warranties on Sales of Loans—The Company, in the ordinary course of business, issues certain representations and warranties in connection with the sale of mortgages. Such representations and warranties relate to the quality and condition of the documentation supporting each loan at the point of sale and not to recourse provisions, if any, of the mortgages' sale agreement. The Company has evaluated the fair value of these representations and warranties and has determined that the liability is immaterial to the financial statements.

16. RELATED PARTY TRANSACTIONS

        The Predecessor Company had accounts receivable outstanding with CDP and its affiliates of $27,116 as of August 31, 2010. This represents miscellaneous charges due to the Company.

        The Company had accounts receivable outstanding with ARA of $86,612 as of August 31, 2010 and accrued expenses and other liabilities of $118,508 as of December 31, 2010. These balances represented amounts owed from ARA for services provided by the Company and amounts owed to ARA related to fee splits.

        The Company shares office facilities and personnel with the Parent and other subsidiaries of the Parent. Accordingly, the related costs of such arrangements have been allocated among the various subsidiaries in a manner which management believes is representative of the actual costs incurred.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2010 AND AUGUST 31, 2010

16. RELATED PARTY TRANSACTIONS (Continued)

        Amounts earned from or paid to affiliates of the Successor and Predecessor for the periods ended December 31, 2010 and August 31, 2010, are as follows:

	For the Period Ended December 31, 2010	For the Period Ended August 31, 2010
Servicing fees	$—	$437,141
Finance fees	1,470,327	1,878,573
Other income	87,083	258,477
Interest expense	—	(113,634)

Total	$1,557,410	$2,460,557

17. SUBSEQUENT EVENTS

        Management has not identified any subsequent events requiring financial statement disclosure as of March 30, 2010, the date these financial statements were available for issuance.

        ******